UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C

Information Statement Pursuant to Section 14(c) of
the Securities Exchange Act of 1934

Check the appropriate box:
☐ Preliminary Information Statement
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☒ Definitive Information Statement
BROADVISION, INC.

(Name of Registrant as Specified In Its Charter)

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NOTICE OF ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063

DATE FIRST MAILED TO STOCKHOLDERS: SEPTEMBER 26, 2008

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.
Dear Stockholder:

This Notice and accompanying Information Statement are being furnished to you, as a record holder of common stock, par value $0.0001 per share (the “Common Stock”) of BroadVision, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) to inform you of:

(1) the approval on September 5, 2008 of resolutions by our Board of Directors (the “Board”) proposing an amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation, as amended to date to:

(A) effect a reverse split of the Common Stock (the “Reverse Split”) pursuant to which each 25 shares of Common Stock registered in the name of a stockholder holding at least 25 shares of Common Stock immediately prior to the effective time of the Reverse Split will be converted and combined into one share of Common Stock, and

(B) decrease the number of authorized shares of Common Stock from 280,000,000 shares to 11,200,000 shares and the number of authorized shares of all classes of stock of the Company from 281,000,000 shares to 12,200,000 shares (the “Authorized Share Reduction”); and

(2) our receipt of written consents effective as of September 9, 2008 approving such amendment by the requisite stockholders.

Please review the Information Statement included with this Notice for a more complete description of this matter.

The Board has fixed September 9, 2008 as the record date (the “Record Date”) for the determination of stockholders entitled to notice of the action by written consent. Pursuant to Rule 14c-2 under the Securities Exchange Act of 1934, as amended, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Since the accompanying Information Statement is first being mailed to security holders on September 26, 2008, the corporate action described therein may be taken on or after October 16, 2008. Following the effectiveness of the above action by written consent authorizing the Reverse Split and Authorized Share Reduction described in the accompanying Information Statement, we expect to consummate the Reverse Split and Authorized Share Reduction by filing the Certificate of Amendment with the Delaware Secretary of State on or after October 16, 2008, or as soon thereafter as practicable.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

As the matters set forth in this Notice and accompanying Information Statement have been duly authorized and approved by the written consent of the holders of a majority of the Company’s issued and outstanding voting securities, your vote or consent is not requested or required to approve these matters. The accompanying Information Statement is provided solely for your information. The accompanying Information Statement also serves as the notice required by Section 228 of the Delaware General Corporation Law of the taking of a corporate action without a meeting by less than unanimous written consent of the Company’s stockholders.

By order of the Board,
/s/  Pehong Chen
Dr. PEHONG CHEN
Chairman of the Board, President and Chief Executive Officer

BROADVISION, INC.
1600 Seaport Boulevard
Suite 550, North Building
Redwood City, California 94063
_____________________________________________

INFORMATION STATEMENT

_____________________________________________

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT.

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY.

This Information Statement is being furnished to you, as a record holder of common stock, par value $0.0001 per share (the “Common Stock”) of BroadVision, Inc., a Delaware corporation (the “Company,” “we,” “our” or “us”) to inform you of (i) the approval on September 5, 2008 of resolutions by our Board of Directors (the “Board”) proposing an amendment (the “Certificate of Amendment”) to our Amended and Restated Certificate of Incorporation, as amended to date, to (A) effect a reverse split of the Common Stock (the “Reverse Split”) pursuant to which each 25 shares of Common Stock registered in the name of a stockholder holding at least 25 shares of Common Stock immediately prior to the effective time of the Reverse Split will be converted and combined into one share of Common Stock and (B) decrease the number of authorized shares of Common Stock from 280,000,000 shares to 11,200,000 shares and the number of authorized shares of all classes of stock of the Company from 281,000,000 shares to 12,200,000 shares (the “Authorized Share Reduction”) and (ii) our receipt of written consents effective as of September 9, 2008 approving such amendment by the requisite stockholders.

You are urged to read this Information Statement in its entirety for a description of the Reverse Split and the Authorized Share Reduction.

Under Section 228 of the Delaware General Corporation Law (the “DGCL”), any action that can be taken at an annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if the holders of outstanding stock having not less than the minimum number of votes that are necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted consented to such action in writing. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect and ratify the Reverse Split and the Authorized Share Reduction as early as possible in order to accomplish the purposes described in this Information Statement, we obtained written consents approving the Reverse Split and the Authorized Share Reduction from holders of the requisite voting power.

As of the Record Date, there were 109,508,316 shares of Common Stock and no shares of Preferred Stock issued and outstanding. Each holder of record of Common Stock is entitled to one vote per share of Common Stock. Stockholders holding 57,859,644 shares of our issued and outstanding Common Stock, or 52.8% of the total Common Stock class vote (the “Consenting Holders”), have approved the Reverse Split and the Authorized Share Reduction.  The resolutions adopted by the Board and the written consents of the stockholders grant us the authority to file the Certificate of Amendment.

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you.    This Information Statement is being furnished pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the ‘‘Exchange Act’’), and the provisions of the Delaware General Corporation Law (the “DGCL”), to our stockholders who would otherwise have been entitled to vote or give an authorization or consent in regard to the Reverse Split, solely for the purpose of informing stockholders of the Reverse Split and the Authorized Share Reduction described herein before they take effect. This Information Statement also serves as notice of the action taken by stockholders without a meeting, pursuant to Section 228(e) of the DGCL. The Board has fixed September 9, 2008 as the record date for the determination of stockholders entitled to notice of the action by written consent (the ‘‘Record Date’’). This Information Statement is first being mailed on September 26, 2008 to our stockholders of record as of the September 9, 2008 Record Date. Pursuant to Rule 14c-2 under the Exchange Act, the corporate action authorized by our majority stockholders can be taken no sooner than 20 calendar days after the accompanying Information Statement is first mailed to the Company’s stockholders. Accordingly, following expiration of such 20-day period, we anticipate filing with the Delaware Secretary of State the Certificate of Amendment, implementing the Reverse Split and Authorized Share Reduction in the manner so authorized, on October 16, 2008, or as soon thereafter as practicable. This Information Statement also serves as notice of the action taken by stockholders without a meeting, pursuant to Section 228(e) of the DGCL.

This Information Statement is dated September 22, 2008 and is first being mailed to our stockholders on or about September 26, 2008. We will pay the expenses of furnishing this Information Statement to stockholders, including the cost of preparing, assembling and mailing this Information Statement.

Corporate Action Taken - Reverse Stock Split

Board Authorization

On September 5, 2008, the Board authorized the Certificate of Amendment, subject to stockholder approval, to effect the Reverse Split at a reverse split ratio of 1-for-25 (the “Split Ratio”), with the primary intent of increasing the per-share trading price of our Common Stock, which is publicly listed on the OTC Bulletin Board (the ‘‘OTCBB’’) under the symbol ‘‘BVSN,’’ as more fully discussed under the caption ‘‘Reasons For The Reverse Stock Split,’’ below.

The Action by Written Consent

On September 9, 2008, holders of the requisite voting power delivered to the Company executed written consents of stockholders approving the Certificate of Amendment (the ‘‘Written Consent’’), in accordance with Section 228 of the DGCL. As of such date, the Consenting Holders held 52.8% of the total voting power of all outstanding shares of the Company’s stock.

Voting and Vote Required

As the matters set forth in this Information Statement have been duly authorized and approved by the written consent of the holders of a majority of our issued and outstanding voting securities, we are not seeking any consent, authorization or proxy from you. Section 228 of the DGCL provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for a meeting. Approval by a majority of the outstanding voting power of our shares of Common Stock present and voting on the matter at a meeting would be required to approve the Reverse Split and Authorized Share Reduction, which approval has been duly secured by written consent executed and delivered to us by the Consenting Holders, as noted above.

On September 9, 2008, there were issued and outstanding 109,508,316 shares of Common Stock, entitled to one vote per share, and no shares of preferred stock. On September 9, 2008, the Consenting Holders owned 57,859,644 shares of Common Stock, or 52.8% of the voting power of all outstanding shares of the Company’s stock. Accordingly, the Written Consent executed by the Consenting Holders pursuant to DGCL Section 228 and delivered to us is sufficient to approve the Reverse Split and requires no further stockholder vote or other action.
Notice Pursuant to DGCL Section 228

Pursuant to DGCL Section 228, we are required to provide prompt notice of the taking of a corporate action by written consent to our stockholders who have not consented in writing to such action. This Information Statement serves as the notice required by DGCL Section 228.

Dissenters’ Rights of Appraisal

The DGCL does not provide dissenters’ rights of appraisal to our stockholders in connection with the matters approved by the Written Consent.

Cost of this Information Statement

The entire cost of furnishing this Information Statement will be borne by us. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of our Common Stock held of record by them.

Householding of Stockholder Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements, information statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our proxy and other stockholder materials. A single information statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once a stockholder has received a broker notice that it will be “householding” communications to that stockholder's address, “householding” will continue until the stockholder is notified otherwise or until consent is revoked. If, at any time, the stockholder no longer wishes to participate in “householding” and would prefer to receive a separate proxy statement, information statement and copy of other stockholder materials, that stockholder should notify the broker or direct a written request to: Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 or contact Investor Relations at (650) 331-1000. Stockholders who currently receive multiple copies of stockholder materials at their address and would like to request “householding” of their communications should contact their broker.

APPROVAL OF THE CERTIFICATE OF AMENDMENT TO EFFECT THE REVERSE SPLIT

The Certificate of Amendment to effect the Reverse Split at a Split Ratio of 1-for-25 was approved by the Board and submitted for stockholder approval by the Board on September 5, 2008. On September 9, 2008, the Consenting Holders executed the Written Consent authorizing the Certificate of Amendment. Accordingly, we have secured the necessary authorization for the Certificate of Amendment as required by Section 242 of the DGCL.

The Amendment

The Amendment would effect a Reverse Split of the shares of our Common Stock at a Split Ratio of 1-for-25. To avoid the existence of fractional shares of our Common Stock, holders of shares that would otherwise result in fractional shares from the application of the Split Ratio will be paid cash in lieu of fractional shares, based upon the closing sales price of the Company’s stock as reported on the OTCBB as of the date the Certificate of Amendment is filed with the Secretary of State of the State of Delaware. The par value of our Common Stock will remain at $0.0001 per share, respectively (see ‘‘Effects of the Reverse Stock Split,’’ below).

As of September 9, 2008, 109,508,316 shares of our Common Stock were issued and outstanding. Based on the number of shares of our Common Stock currently issued and outstanding, immediately following the completion of the Reverse Split, based upon the 1-for-25 Split Ratio, we would have approximately 4,380,332 shares of Common Stock issued and outstanding.

Effective Date

The Effective Date of the Reverse Split (the ‘‘Effective Date’’) will be 5:00 p.m. Eastern Time on the date the Certificate of Amendment is accepted and recorded by the Delaware Secretary of State in accordance with Section 103 of the DGCL, which is anticipated to be on or after October 16, 2008, but in no case will the Effective Date be earlier than 20 calendar days after the date this Information Statement is first mailed to stockholders.

Reasons For The Reverse Stock Split

The Board authorized the Reverse Split with the primary intent of increasing the per-share trading price of our Common Stock, which is publicly traded and listed on the OTCBB under the symbol ‘‘BVSN.’’ On September 19, 2008, the closing price per share of our Common Stock on the OTCBB was $0.66.  We also anticipate that the Reverse Split should also reduce certain of our transactional costs by consolidating ownership of our outstanding Common Stock. Accordingly, for these and other reasons discussed below, the Company believes that effecting the Reverse Split would be in the Company’s and our stockholders’ best interests.

We believe that the Reverse Split should make our Common Stock more attractive to a broader range of institutional and other investors, as the current market price of our Common Stock may affect its acceptability to certain institutional investors, professional investors and other members of the investing public. However, some investors may view the Reverse Split negatively since it reduces the number of shares of our Common Stock available in the public market.

Reducing the number of outstanding shares of Common Stock through the Reverse Split is intended, absent other factors, to increase the per-share market price of our Common Stock. However, other factors, such as our financial results, market conditions and the market perception of our business may adversely affect the market price of our Common Stock. As a result, there can be no assurance that the Reverse Split, if completed, will result in the intended benefits described above, that the market price of our Common Stock will increase following the Reverse Split or that the market price of our Common Stock will not decrease in the future.

Effects Of The Reverse Split

General

If we determine, upon the effectiveness of the Written Consent, to implement the Reverse Split, the principal result will be to decrease the number of outstanding shares of our Common Stock based on the 1-for-25 Split Ratio. Our Common Stock is currently registered under Sections 12(b) and 12(g) of the Exchange Act, and we are subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of our Common Stock under the Exchange Act or the listing of our Common Stock on the OTCBB. Following the Reverse Split, our Common Stock will continue to be listed under the symbol ‘‘BVSN,’’ although it will be considered a new listing with a new CUSIP number.

Proportionate voting rights and other rights of the holders of our Common Stock will not be affected by the Reverse Split, other than as a result of the elimination of fractional shares as described below. For example, a holder of 2.0% of the voting power of the outstanding shares Common Stock immediately prior to the Effective Date will generally continue to hold 2.0% of the voting power of the outstanding shares of our Common Stock immediately after the Reverse Split. The number of stockholders of record will not be affected by the Reverse Split, except to the extent stockholders are cashed out due to fractional ownership. If implemented, the Reverse Split may result in some stockholders owning ‘‘odd lots’’ of less than 100 shares of our Common Stock. Odd lot shares may be more difficult to sell, and brokerage commissions and other costs of transactions in odd lots are generally somewhat higher than the costs of transactions in ‘‘round lots’’ of even multiples of 100 shares. We believe, however, that these potential negative effects are outweighed by the benefits of the Reverse Split.

Effect On Authorized Shares

As of September 9, 2008, our authorized capital stock consisted of 280,000,000 shares of Common Stock and 1,000,000 shares of preferred stock. Upon the Effective Date, the Certificate of Amendment will decrease to 11,200,000 the authorized number of shares of Common Stock but will not affect the authorized number of shares of preferred stock.  Excepting the effect of cashing out stockholders due to fractional share ownership, the Authorized Share Reduction generally maintains the rate of issued and outstanding shares of Common Stock to authorized shares of Common Stock immediately prior to and following the Reverse Split.

Reduction In Stated Capital

Pursuant to the Reverse Split, the par value of our Common Stock will remain $0.0001 per share. As a result of the Reverse Split, on the Effective Date, the stated capital on our balance sheet attributable to our Common Stock will be reduced in proportion to the size of the Reverse Split, and the additional paid-in capital account shall be credited with the amount by which the stated capital is reduced. Our stockholders’ equity, in the aggregate, will remain unchanged.

Fractional Shares

We do not currently intend to issue fractional shares in connection with the Reverse Split. Therefore, we do not expect to issue certificates representing fractional shares. Stockholders who otherwise would hold fractional shares because the number of shares of Common Stock they held before the Reverse Split would not be evenly divisible based upon the 1-for-25 Split Ratio will be entitled to cash payments (without interest or deduction) in respect of such fractional shares. The ownership of a fractional interest will not give the holder any voting, dividend or other rights, except to receive the above-described cash payment.

Stockholders should be aware that, under the escheat laws of various jurisdictions, sums due for fractional interests that are not timely claimed after the Effective Date may be required to be paid to the designated agent for each such jurisdiction, unless correspondence has been received by us or our transfer agent concerning ownership of such funds within the time permitted in such jurisdiction. Thereafter, if applicable, stockholders otherwise entitled to receive such funds, but who do not receive them due to, for example, their failure to timely comply with our transfer agent’s instructions (described below), will have to seek to obtain such funds directly from the state to which they were paid.

Exchange of Stock Certificates

If the Reverse Split is effected, stockholders holding certificated shares will be required to exchange their old stock certificates (“Old Stock Certificates”) for new stock certificates (“New Stock Certificates”) representing the appropriate number of shares of our Common Stock, as the case may be, resulting from the Reverse Split. Stockholders of record on the Effective Date will be furnished the necessary materials and instructions for the surrender and exchange of share certificates at the appropriate time by Computershare Trust Company, N.A., our transfer agent. Stockholders will not have to pay any transfer fee or other fee in connection with such exchange. As soon as practicable after the Effective Date, the transfer agent will send a letter of transmittal to each stockholder advising such holder of the procedure for surrendering certificates representing the number of shares of our Common Stock, as the case may be, prior to the Reverse Split in exchange for New Stock Certificates representing the number of shares of our Common Stock, as the case may be, resulting from the Reverse Split.

YOU SHOULD NOT SEND YOUR OLD STOCK CERTIFICATES NOW. YOU SHOULD SEND THEM ONLY AFTER YOU RECEIVE THE LETTER OF TRANSMITTAL FROM OUR TRANSFER AGENT.

As soon as practicable after the surrender to the transfer agent of any Old Stock Certificate, together with a duly executed letter of transmittal and any other documents the transfer agent may specify, the transfer agent will deliver to the person in whose name such Old Stock Certificate had been issued a New Stock Certificate.

Until surrendered as contemplated herein, each Old Stock Certificate shall be deemed at and after the Effective Date to represent the number of full shares of our Common Stock, as the case may be, resulting from the Reverse Split. Until they have surrendered their Old Stock Certificates for exchange, stockholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

Any stockholder whose Old Stock Certificate has been lost, destroyed or stolen will be entitled to a New Certificate only after complying with the requirements that we and the transfer agent customarily apply in connection with lost, stolen or destroyed certificates.

No service charges, brokerage commissions or transfer taxes shall be payable by any holder of any Old Stock Certificate, except that if any New Stock Certificate is to be issued in a name other than that in which the Old Stock Certificate is registered, it will be a condition of such issuance that (1) the person requesting such issuance must pay to us any applicable transfer taxes or establish to our satisfaction that such taxes have been paid or are not payable, (2) the transfer complies with all applicable federal and state securities laws, and (3) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

No Appraisal Rights

Stockholders have no rights under Delaware law, our Amended and Restated Certificate of Incorporation, as amended to date, or our bylaws to exercise dissenters’ rights of appraisal with respect to the Reverse Split.

Certain Federal Income Tax Consequences of the Reverse Stock Split

The following discussion is a summary of certain federal income tax consequences of the Reverse Split to us and to holders of our Common Stock that hold such stock as a capital asset for federal income tax purposes. This discussion is based on laws, regulations, rulings and decisions in effect on the date hereof, all of which are subject to change (possibly with retroactive effect) and to differing interpretations. This discussion applies only to holders that are U.S. persons and does not address all aspects of federal income taxation that may be relevant to holders in light of their particular circumstances or to holders who may be subject to special tax treatment under the Internal Revenue Code of 1986, as amended, including, without limitation, holders who are dealers in securities or foreign currency, foreign persons, insurance companies, tax-exempt organizations, banks, financial institutions, broker-dealers, holders who hold our Common Stock as part of a hedge, straddle, conversion or other risk reduction transaction, or who acquired our Common Stock pursuant to the exercise of compensatory stock options, the vesting of previously restricted shares of stock or otherwise as compensation.

We have not sought, and will not seek, an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the Reverse Split. The following summary does not address the tax consequences of the Reverse Split under foreign, state, or local tax laws. ACCORDINGLY, EACH HOLDER OF COMMON STOCK SHOULD CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT TO SUCH HOLDER.

The federal income tax consequences for a holder of our Common Stock pursuant to the Reverse Split will be as follows:

1. the holder should not recognize any gain or loss for federal income tax purposes (except for cash, if any, received in lieu of a fractional share of Common Stock);

2. the holder’s aggregate tax basis of the Common Stock received pursuant to the Reverse Split, including any fractional share of the Common Stock not actually received, should be equal to the aggregate tax basis of such holder’s Common Stock surrendered in exchange therefor;

3. the holder’s holding period for the Common Stock received pursuant to the Reverse Split should include such holder’s holding period for the Common Stock surrendered in exchange therefor;

4. cash payments received by the holder for a fractional share of Common Stock generally should be treated as if such fractional share had been issued pursuant to the Reverse Split and then redeemed by us, and such holder generally should recognize capital gain or loss with respect to such payment, measured by the difference between the amount of cash received and such holder’s tax basis in such fractional share; and

5. we should not recognize gain or loss as a result of the Reverse Split.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Beneficial Ownership of BroadVision Common Stock

The following table sets forth certain information regarding the ownership of our Common Stock as of September 1, 2008 by: (a) each current director and each nominee for director; (b) each of the executive officers named in the Summary Compensation Table; (c) all of our current executive officers and directors as a group; and (d) all those known by us to be beneficial owners of more than five percent of its Common Stock.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares(#)	Percent of Total(%)
Pehong Chen (2)	42,079,429	37.8%
James D. Dixon (3)	124,386	*
Robert Lee (4)	107,748	*
François Stieger (5)	42,709	*
Honu Holdings, LLC (6) 1600 Seaport Blvd., North Bldg., Suite 550, Redwood City, CA 94063	34,500,000	31.5%
Funds Associated with Palo Alto Investors LLC (7) 470 University Avenue Palo Alto, CA 94301	17,484,659	16.0%
All Current Directors and Executive Officers as a group (5 persons) (8)	43,129,553	38.6%

*Less than one percent

(1)
This table is based upon information supplied by officers, directors and principal stockholders and Schedules 13D and 13G filed with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 109,508,316 shares outstanding on September 1, 2008, adjusted as required by rules promulgated by the SEC. Our directors and executive officers can be reached at BroadVision, Inc., 1600 Seaport Blvd., Suite 550, North Bldg., Redwood City, California 94063.

(2)
Includes 5,874,985 shares held in trust by Dr. Chen and his wife for their benefit and 1,704,444 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of September 1, 2008. Also includes 34,500,000 shares held by Honu Holdings, LLC, of which Dr. Chen is the sole member. Excludes 1,145,387 shares of Common Stock held in trust by independent trustees for the benefit of Dr. Chen's children.

(3)	Includes 60,000 shares of common stock issuable upon the exercise of stock options exercisable within 60 days of September 1, 2008.

(4)
Includes 60,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of September 1, 2008. Also includes 1,039 shares held in trust by Mr. Lee and his wife for their benefit.

(5)	Includes 20,000 shares of Common Stock issuable upon the exercise of stock options exercisable within 60 days of September 1, 2008.

(6)	Dr. Chen is the sole member of Honu Holdings, LLC.

(7)
Based on Amendment No. 1 to Schedule 13G filed with the SEC on February 13, 2008, Palo Alto Investors, LLC, Palo Alto Investors and William Leland Edwards have shared voting and disposition power with respect to 15,232,359 shares of Common Stock (the “PAI Shares”), and Mr. Edwards has sole voting and disposition power with respect to an additional 49,111 shares of Common Stock. Palo Alto Fund II, L.P. has shared voting and disposition power with respect to 7,073,059 of the PAI Shares and Micro Cap Partners, L.P. shared voting and disposition power with respect to 6,526,200 of the PAI Shares.

(8)
Includes the information contained in the notes above, as applicable, for our directors and executive officers as of September 1, 2008. Also, includes 469,238 shares of Common Stock issuable upon the exercise of stock options held by Shin-Yuan Tzou, our Chief Financial Officer, that are exercisable within 60 days of September 1, 2008.

FORWARD-LOOKING STATEMENTS

This Information Statement, as well as other public documents and statements of the Company referred to herein, may contain forward-looking statements that involve risks and uncertainties, which are based on the beliefs, expectations, estimates, projections, forecasts, plans, anticipations, targets, outlooks, initiatives, visions, objectives, strategies, opportunities, drivers and intents of the Company’s management. While the Company believes that its estimates and assumptions are reasonable, the Company cautions that it is very difficult to predict the impact of known factors, and, of course, it is impossible for the Company to anticipate all factors that could affect its results. The Company’s actual results may differ materially from those discussed in such forward-looking statements. Such statements include, without limitation, the Company’s expectations and estimates (whether qualitative or quantitative) as to:

•	our consummation of the Reverse Split and Authorized Share Reduction and their expected terms and conditions, as well as the timing, of such transactions;

•
the intended benefits of the Reverse Split, including that it is in the best interests of the Company’s stockholders, should increase the per-share trading price of our Common Stock and may make such stock more attractive to a broader range of institutional and other investors; and

•	the market’s near and long term reaction to the Reverse Split.

Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language such as ‘‘estimate,’’ ‘‘contemplate,’’ ‘‘plan,’’ ‘‘target,’’ ‘‘believe,’’ ‘‘intend,’’ ‘‘can,’’ ‘‘expect,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘may,’’ ‘‘will,’’ or ‘‘should’’ or the negative or third-person versions of those terms, or other variations of those terms or comparable language, or by discussions of strategies, targets, models or intentions. Forward-looking statements speak only as of the date they are made, and except for the Company’s ongoing obligations under the U.S. federal securities laws, the Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Investors are advised, however, to consult any additional disclosures the Company made or may make in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, which the Company filed with the SEC on February 22, 2008, its Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, in each case filed with the SEC in 2008 and 2007 (which, among other places, can be found on the SEC’s website at http://www.sec.gov). The information available from time to time on such website shall not be deemed incorporated by reference into this Information Statement. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. In addition to factors that may be described in the Company’s filings with the SEC, including this filing, the following factors, among others, could cause the Company’s actual results to differ materially from those expressed in any forward-looking statements made by the Company:

•	difficulties, delays, unanticipated costs or our inability to consummate the Reverse Split on the expected terms and conditions or timeline;

•
difficulties, delays or the inability to increase the per-share trading price of our Common Stock as a result of the Reverse Split, including future decreases in the price of our Common Stock due to, among other things, the announcement of the Reverse Split or our inability to make such stock more attractive to a broader range of institutional or other investors, such as due to investors viewing the Reverse Split negatively or due to future financial results, market conditions, the market perception of our business or other factors adversely affecting the market price of our Common Stock, notwithstanding the Reverse Split or otherwise, or less than anticipated cost reductions; or

•	unanticipated negative reactions to the Reverse Split or unanticipated circumstances or results that could negatively affect interest in our Common Stock by the investment community.

Factors other than those listed above could also cause the Company’s results to differ materially from expected results.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read or copy any document we file at the public reference room maintained by the SEC at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. Copies of this information may also be obtained by mail from the SEC’s Public Reference Branch at Room 1580, 100 F Street, N.E., Washington, D.C. 20549. In addition, our filings with the SEC are also available to the public on the SEC’s internet website at http://www.sec.gov.

In addition, if you have any questions about this Information Statement or if you would like to request additional copies of this Information Statement or copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2007 or our Quarterly Reports on Form 10-Q for the quarters ended March 31 or June 30, 2008, please send a written request to Corporate Secretary, BroadVision, Inc., 1600 Seaport Boulevard, Suite 550, North Building, Redwood City, California 94063 or contact Investor Relations at (650) 331-1000.

Annex A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION OF

BROADVISION, INC.

BroadVision, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

First:  The name of the Corporation is BroadVision, Inc.

Second:  The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is May 13, 1993.

Third:  The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation as follows:

1.           The first paragraph of Article IV shall be amended and restated to read in its entirety as follows:

“IV.

A.           This corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.”  The total number of shares of all classes of stock which the corporation has the authority to issue is Twelve Million Two Hundred Thousand (12,200,000) shares, consisting of two classes:  Eleven Million Two Hundred Thousand (11,200,000) shares of Common Stock, $0.0001 par value per share, and One Million (1,000,000) shares of Preferred Stock, $0.0001 par value per share.  Effective at 5:00 p.m. Eastern Time on the date this Certificate of Amendment of Amended and Restated Certificate of Incorporation is filed with the Secretary of State of the State of Delaware, each twenty-five (25) shares of the Corporation’s outstanding Common Stock issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of the Corporation’s Common Stock.  No fractional shares shall be issued and, in lieu thereof, any holder of less than one share of Common Stock is entitled to receive cash for such holder’s fractional share based upon the closing sales price of the Corporation’s stock as reported on the OTC Bulletin Board as of the date this Certificate of Amendment is filed with the Secretary of State of the State of Delaware.”

Fourth:  Thereafter pursuant to a resolution of the Board of Directors, this Certificate of Amendment was submitted for approval to stockholders of the Corporation holding a sufficient number of shares to approve, and was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

In Witness Whereof, BroadVision, Inc. has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by its President and Chief Executive Officer this ____ day of ______________, 2008.

BroadVision, Inc.

By:  ___________________________
Pehong Chen,
President and Chief Executive Officer